UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated was held on April 19, 2016. Proxies for the meeting were solicited by us pursuant to Regulation 14A under the Securities Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement.

All of management’s nominees were elected to the Board of Directors.

The compensation of the named executive officers as disclosed in the proxy statement was approved on an advisory basis.

The appointment of Deloitte & Touche LLP as Independent Auditor was ratified.

Final results of the voting are provided below:

Proposal 1:	Votes For	Votes Against	Abstentions	Broker Non- Votes
Election of Directors

Terms expiring in 2017
Willie A. Deese	376,904,948	5,282,344	1,402,989	67,277,314
Albert R. Gamper, Jr.	372,987,631	8,160,181	2,442,469	67,277,314
William V. Hickey	375,292,772	6,975,900	1,321,609	67,277,314
Ralph Izzo	349,667,716	29,449,624	4,472,941	67,277,314
Shirley Ann Jackson	370,300,018	11,988,439	1,301,824	67,277,314
David Lilley	379,988,583	2,283,309	1,318,389	67,277,314
Thomas A. Renyi	375,258,182	6,896,325	1,435,774	67,277,314
Hak Cheol Shin	380,095,388	2,087,856	1,407,037	67,277,314
Richard J.Swift	329,619,224	51,496,674	2,474,383	67,277,314
Susan Tomasky	380,227,494	2,043,268	1,319,519	67,277,314
Alfred W. Zollar	379,995,161	2,214,412	1,380,708	67,277,314
Proposal 2:
Advisory Vote on the Approval of Executive Compensation	345,829,085	34,207,864	3,552,615	67,278,031
Proposal 3:
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor	443,311,916	5,945,066	1,610,613	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Registrant)

By:             /s/ Stuart J. Black

Stuart J. Black

Vice President and Controller

(Principal Accounting Officer)

Date: April 25, 2016

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